UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)    February 7, 2013

MILLER ENERGY RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Tennessee	001-34732	62-1028629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9721 Cogdill Road, Suite 302, Knoxville, TN	37,932
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(865) 223-6575

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, on June 29, 2012, we entered into a Loan Agreement (the “Loan Agreement”) with Apollo Investment Corporation (“Apollo”), as Administrative Agent and Lender. The Loan Agreement provides for a credit facility of up to $100 million (the “Apollo Credit Facility”) with an initial availability of $55 million. On February 7, 2013, we entered into the Waiver and Amendment No. 4 (the “Amendment”) with Apollo under the Apollo Credit Facility. The fee for the Amendment was $200,000.00.

The Amendment: (i) includes a request to draw an additional $5 million under the Apollo Credit Facility and adds an unused facility fee of $2 million that will be payable to Apollo should we fail to request a draw of the remaining $10 million in availability on or prior to June 29, 2013; (ii) waives any defaults or events of default which may exist as of February 7, 2013, under the interest coverage, minimum production and maximum consolidated general and administrative expense covenants; (iii) clarifies that the Series B Preferred Stock and Series C Preferred Stock are not intended to be classified as “Indebtedness” for purposes of certain covenants under the Loan Agreement, regardless of the accounting treatment of these series of stock; (iv) amends and adds certain definitions; (v) modifies certain financial and production covenants and definitions, referred to in the Loan Agreement as the “Maintenance Covenants” and “Capital Covenants,” by moving the initial testing dates from January 31, 2013 to April 30, 2013 and by adjusting the covenant compliance levels on the testing dates, as well as including our Tennessee production in the minimum production covenant; (vi) allows certain filings made by Voorhees Equipment and Consulting, Inc. will be treated as permitted liens, subject to their being lifted by July 31, 2013; (vii) adds as a condition to additional loans the requirement that we raise an additional $15 million in offerings of preferred equity; (viii) amends Section 7.24(c) and Section 7.26 of the Loan Agreement to allow us to pay for certain consolidated general and administrative expenses using certain proceeds of preferred equity in excess of that $15 million; and (ix) amends the Approved Plan of Development.

The foregoing description is qualified in its entirety by reference to the Amendment, which is filed as an Exhibit 10.51 to this report.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
10.51	Waiver and Amendment No. 4, dated February 7, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLER ENERGY RESOURCES, INC.

Date: February 7, 2013	By: /s/ Scott Mr. Boruff
Scott M. Boruff, Chief Executive Officer